UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATLANTIC INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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About Atlantic International Corp.
About Atlantic International Corp. (“Atlantic” or the “Company”) is a leading provider of strategic staffing, outsourced services, and workforce solutions. Through its subsidiaries, Atlantic serves clients across multiple industries with comprehensive talent acquisition, workforce management, and strategic consulting services. The Company is committed to delivering innovative solutions that combine advanced technology with deep industry expertise.
Important Shareholder Information
The Company will hold its Annual Meeting of Stockholders (the “AGM”) on November 7, 2025. As previously disclosed on a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2025, the Company announced that the Company’s Board of Directors, approved an amendment (the “Amendment”) to the Bylaws of the Company (the “Amended and Restated Bylaws”). Effective immediately, Section 1.5 of the Amended and Restated Bylaws states that, except as otherwise provided by law, the certificate of incorporation of the Company or other provisions of the Amended and Restated Bylaws, at each meeting of stockholders of the Company, the presence in person or by proxy of the holders of at least one-third (33 1/3) in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. On September 17, 2025, the Company filed with the SEC and mailed or distributed to its shareholders a definitive proxy statement in connection with the AGM and the solicitation of proxies (the “Proxy Statement”). The Proxy Statement contains important information about the Company, the AGM and related matters. The Proxy Statement sets forth a quorum equal to “a majority in interest of the shares of Common Stock issued and outstanding on the Record Date.” As a result of the Amendment, the quorum for the AGM is now one-third of the voting power of the Common Stock.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION
The Proxy Statement and other solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by shareholders free of charge at the SEC’S web site at www.sec.gov. In addition, the Company’s filings with the SEC, including the Proxy Statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at its main office at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Such materials are also available at www.meeting.vstocktransfer/atlanticinternational.
Atlantic International and its directors and executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the AGM. Information regarding the Company’s directors and executive officers, including a description of their direct and indirect interests by security holdings, is contained in the Proxy Statement and in Atlantic International’s 2024 Annual Report on Form 10-K filed with the SEC on March 28, 2025 (the “Annual Report”).
Cautionary Statement
This letter may contain certain statements that are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s upcoming AGM. Atlantic International’s corporate governance measures and other statements regarding the future operation, direction, and success of the Company’s business. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those risks set forth in the Annual Report under “Risk Factors” and in other reports subsequently filed with the SEC. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. The Company undertakes no obligation to update any forward-looking statements, which speak only as of the date of this letter, except to the extent required by law.

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